UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 9, 2014

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

TWENTY-FIRST CENTURY FOX, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 9, 2014, Twenty-First Century Fox, Inc. (the “Company”) issued a press release announcing that its Board of Directors has authorized the Company to initiate the process to pursue the removal of the Company’s full foreign listing on the Australian Securities Exchange (the “ASX”), subject to the approval of the holders of the Company’s Class B Common Stock. The Company filed a preliminary proxy statement on January 9, 2014 with the U.S. Securities and Exchange Commission for a special meeting of the Company’s stockholders, to be held in March or April 2014, to approve the Company’s request to remove its listing from the ASX.

The ASX has provided in-principle advice to the Company indicating that it would be likely to remove the Company’s listing from the ASX upon the Company’s submission of a formal request, subject to the Company’s compliance with certain conditions including that holders of CHESS Depositary Interests (CDIs) be sent certain information regarding the proposed delisting. On January 9, 2014, the Company publicly released the in-principle advice it received from the ASX.

If approved by the Company’s stockholders and subsequently by the ASX, the delisting from the ASX would occur approximately one month after the special meeting. Following the removal of the Company’s listing from the ASX, all of the Company’s Class A and Class B Common Stock would be listed solely on the NASDAQ Global Select Market.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and a copy of the release announcing the in-principle advice provided by the ASX is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and each is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit.

Exhibit Number	Description

99.1	Press Release of Twenty-First Century Fox, Inc., dated January 9, 2014.

99.2	Release of Twenty-First Century Fox, Inc., dated January 9, 2014 announcing the in-principle advice provided by the Australian Securities Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC.

By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel

Dated: January 9, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Twenty-First Century Fox, Inc., dated January 9, 2014.

99.2	Release of Twenty-First Century Fox, Inc., dated January 9, 2014 announcing the in-principle advice provided by the Australian Securities Exchange.